                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED
     BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               TREX COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                              TREX COMPANY, INC.
                               160 Exeter Drive
                        Winchester, Virginia 22603-8605

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 15, 2002

                               -----------------

To our stockholders:

    Notice is hereby given that the 2002 annual meeting of stockholders of Trex Company, Inc. will be held at the Hampton Inn, 1204 Berryville Avenue, Winchester, Virginia 22601, on Wednesday, May 15, 2002, at 9:00 a.m., local time, for the following purposes:

    1. to consider and vote upon a proposal to elect two directors of Trex Company, Inc.; and

    2. to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on March 29, 2002 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

    All stockholders are cordially invited to attend this meeting.

                                          By Order of the Board of Directors,

                                          /s/ Lynn E. MacDonald

                                          Lynn E. MacDonald
                                          Secretary

Dated: April 5, 2002

  YOUR VOTE IS VERY IMPORTANT, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                              TREX COMPANY, INC.
                               160 Exeter Drive
                        Winchester, Virginia 22603-8605

                        Annual Meeting of Stockholders
                                 May 15, 2002

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

Proxy Solicitation

    This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Trex Company, Inc. for use at Trex Company's 2002 annual meeting of stockholders to be held at the Hampton Inn, 1204 Berryville Avenue, Winchester, Virginia 22601, on Wednesday, May 15, 2002, at 9:00 a.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

    Trex Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of Trex Company and its subsidiaries may solicit proxies by personal interview, telephone, e-mail, telegram or other electronic means. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. Trex Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. Trex Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

    A list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company's offices at 160 Exeter Drive, Winchester, Virginia 22603-8605, and at the time and place of the meeting during the whole time of the meeting.

    This proxy statement and the enclosed proxy card are first being mailed to Trex Company's stockholders on or about April 5, 2002.

Voting and Revocability of Proxies

    A proxy card for use at the annual meeting and a return postage-paid envelope are enclosed. Stockholders may also vote their shares by telephone or through the Internet by following the instructions on the enclosed proxy card. Shares of Trex Company's common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted FOR approval of the proposal listed on the proxy card. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters that are likely to be brought before the annual meeting.

If any other matter is properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote on such matter in their own discretion.

    A stockholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by (1) giving written notice of revocation to the corporate secretary of Trex Company, (2) properly submitting to Trex Company a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. Unless revoked, the shares represented by each such proxy will be voted at the meeting and any adjournment or postponement of the meeting. Presence at the meeting of a stockholder who has signed a proxy but does not provide a notice of revocation or request to vote in person does not revoke that proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary.

Voting Procedure

    All holders of record of the common stock at the close of business on March 29, 2002 will be eligible to vote at the annual meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such stockholder. As of March 29, 2002, there were 14,277,912 shares of common stock outstanding.

    The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether or not a quorum is present. The election of directors is the sole proposal listed on the proxy card to be brought before the annual meeting. Stockholders may vote for the election of one or more of the nominees to the board of directors or may withhold authority for the election of one or more of such nominees. Abstentions will not affect whether the election of any nominee to the board of directors is approved at the annual meeting. Broker-dealers who hold their customers' shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, which under such rules typically include the election of directors, when they have not received instructions from the customer.

                              SECURITY OWNERSHIP

    The information presented below regarding beneficial ownership of Trex Company's common stock has been presented in accordance with rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

    As of January 31, 2002, there were 14,157,699 shares of common stock outstanding.

    The following table presents, as of January 31, 2002, information based upon Trex Company's records and filings with the SEC regarding beneficial ownership of the common stock by the following persons:

  . each person known to Trex Company to be the beneficial owner of more than 5% of the common stock;

  .   each director and each nominee to the board of directors;

  . each executive officer of Trex Company named in the summary compensation table under the "Executive Compensation" section of this proxy statement; and

  .   all directors and executive officers of Trex Company as a group.

                                                 Amount and Nature of Percent
 Name of Beneficial Owner                        Beneficial Ownership of Class
 ------------------------                        -------------------- --------

 Wellington Management Company, LLP.............        803,600          5.7%

 75 State Street
 Boston, Massachusetts 02109

 Anthony J. Cavanna.............................      2,073,144         14.6

 Andrew U. Ferrari..............................      1,854,134         13.1

 Robert G. Matheny..............................      1,842,946         13.0

 Roger A. Wittenberg............................      1,996,790         14.1

 Harold F. Monahan..............................          6,461            *

 William F. Andrews.............................         13,687            *

 William H. Martin, III.........................         11,428            *

 Patricia B. Robinson...........................            441            *

 All directors and executive officers as a group
 (8 persons)....................................      7,799,031         54.9

--------
*   Less than 1%.

    The percentage of beneficial ownership as to any person as of January 31, 2002 is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of January 31, 2002 and the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Except as noted below, Trex Company believes that all persons listed in the table have sole voting and investment power with respect to their shares.

    The information concerning Wellington Management Company, LLP is based on a
Schedule 13G filed with the SEC on February 12, 2002, in which the reporting person reports that it has sole voting power with respect to none of the shares shown, shared voting power with respect to 515,600 of the shares shown and shared dispositive power with respect to all of the shares shown.

    The shares of common stock shown as beneficially owned by Mr. Cavanna include options exercisable within 60 days of January 31, 2002 to purchase 9,544 shares of common stock. Mr. Cavanna's address is c/o Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia, 22603-8605.

    The shares of common stock shown as beneficially owned by Mr. Ferrari do not include 2,106 shares held in two trusts for Mr. Ferrari's children, of which Mr. Ferrari's spouse is the sole trustee. The shares of common stock shown as beneficially owned by Mr. Ferrari include options exercisable within 60 days of January 31, 2002 to purchase 9,190 shares of common stock. Mr. Ferrari's address is c/o Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia, 22603-8605.

    The shares of common stock shown as beneficially owned by Mr. Matheny include 1,000 shares of common stock owned of record by his spouse and options exercisable within 60 days of January 31, 2002 to purchase 9,896 shares of common stock. Mr. Matheny disclaims beneficial ownership of the shares owned of record by his spouse. Mr. Matheny's address is c/o Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia, 22603-8605.

    The shares of common stock shown as beneficially owned by Mr. Wittenberg include 3,000 shares of common stock owned of record by his spouse and options exercisable within 60 days of January 31, 2002 to purchase 9,190 shares of common stock. Mr. Wittenberg disclaims beneficial ownership of the shares owned of record by his spouse. Mr. Wittenberg's address is c/o Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia, 22603-8605.

    The shares of common stock shown as beneficially owned by Mr. Monahan include options exercisable within 60 days of January 31, 2002 to purchase 6,461 shares of common stock.

    The shares of common stock shown as beneficially owned by Mr. Andrews include options exercisable within 60 days of January 31, 2002 to purchase 1,687 shares of common stock.

    The shares of common stock shown as beneficially owned by Mr. Martin include options exercisable within 60 days of January 31, 2002 to purchase 2,328 shares of common stock.

    The shares of common stock shown as beneficially owned by Ms. Robinson include options exercisable within 60 days of January 31, 2002 to purchase 441 shares of common stock.

    The shares of common stock shown as beneficially owned by all directors and executive officers as a group include options exercisable within 60 days of January 31, 2002 to purchase 48,737 shares of common stock.

                             ELECTION OF DIRECTORS

Nominees for Election as Directors

    Trex Company's restated certificate of incorporation provides that the board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of stockholders in 2003 and at the annual meeting of stockholders in 2004, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

    William H. Martin, III and Robert G. Matheny have been nominated for election to the class with a three-year term that will expire at the annual meeting of stockholders in 2005. Both nominees are incumbent directors. Mr. Matheny has served on the board of directors since Trex Company's formation in September 1998. Mr. Martin has served on the board of directors since the completion of Trex Company's initial public offering in April 1999.

Approval of Nominees

    Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy for the election of each of the nominees. In the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

    The board of directors unanimously recommends that the stockholders of Trex Company vote FOR the election of the nominees to serve as directors.

    Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

                  Nominees for Election for Three-Year Terms

                Name                          Age Director Since
                ----                          --- --------------

                William H. Martin, III....... 71       1999

                Robert G. Matheny............ 56       1998

    William H. Martin, III has served as Chairman of the Board of Directors of Martin Industries, Inc., a manufacturer and producer of gas space heaters, gas logs and pre-engineered fireplaces, since April 1994 and as a director of Martin Industries since 1974. From 1971 to 1987, he served as President and Chief Executive Officer of Martin Industries. From 1987 to 1993, Mr. Martin served as Executive Assistant to the Rector of Trinity Church in New York City. Since 1993, Mr. Martin has been managing private investments and serving as a director of Aluma Form, Inc., a manufacturer of components for electric utilities. Mr. Martin is a graduate of Vanderbilt University.

    Robert G. Matheny has served as President of Trex Company since September 1998 and as President of TREX Company, LLC, which is currently Trex Company's wholly-owned subsidiary, since August 1996. From July 1992 to August 1996, he was General Manager of the Composite Products Division of Mobil Chemical Company, referred to below as "Mobil Chemical," which was a division of Mobil Oil Corporation, referred to below as "Mobil." From August 1987 to July 1992, Mr. Matheny served as General Manager of the Chemical Specialties Group of Mobil Chemical and as a Vice President of Mobil Chemical Products International. From 1970 to August 1987, Mr. Matheny held various positions in sales, marketing and manufacturing at Mobil. Mr. Matheny received a B.S. degree in industrial engineering and operations research from Virginia Polytechnic Institute.

                     Directors Whose Terms Expire in 2003

                Name                          Age Director Since
                ----                          --- --------------

                Anthony J. Cavanna........... 62       1998

                Patricia B. Robinson......... 49       2000

                Roger A. Wittenberg.......... 53       1998

    Anthony J. Cavanna has served as Executive Vice President and Chief Financial Officer of Trex Company since September 1998 and as Executive Vice President and Chief Financial Officer of TREX Company, LLC since August 1996. From July 1994 to August 1996, he was a Group Vice President of Mobil Chemical. From July 1992 to July 1994, he was Vice President-Planning and Finance for Mobil Chemical. From November 1986 to July 1992, Mr. Cavanna served as a Vice President of Mobil

Chemical and General Manager of its Films Division Worldwide. From November 1981 to November 1986, he was President and General Manager of Mobil Plastics Europe. From January 1981 to November 1981, Mr. Cavanna was Vice President-Planning and Supply of the Films Division of Mobil Chemical. Between 1962 and 1981, Mr. Cavanna held a variety of positions within Mobil, including engineering, manufacturing and project/group leader positions. Mr. Cavanna received a B.S. degree in Chemical Engineering from Villanova University and an M.S. degree in Chemical Engineering from the Polytechnic Institute of Brooklyn.

    Patricia B. Robinson is an independent consultant and in 2000 served as Interim Operating Officer of TruckBay.com, an Internet distributor of heavy-duty truck parts. From 1994 to 1998, she served as President of Mead School and Office Products, the consumer products division of Mead Corporation. From 1977 to 1994, Ms. Robinson served in a variety of other positions with Mead Corporation, including Vice President of Corporate Strategy and Planning, President of Gilbert Paper, which makes premium correspondence papers, Plant Manager of a specialty machinery facility and Product Manager for new packaging product introductions. Ms. Robinson received a B.A. degree in economics from Duke University and an M.B.A. degree from the Darden School at the University of Virginia.

    Roger A. Wittenberg has served as Executive Vice President of Material Sourcing and International Operations of Trex Company and TREX Company, LLC since March 2002. Mr. Wittenberg served as Executive Vice President of Technical Operations & Sourcing of Trex Company from February 2001 to March 2002 and as Executive Vice President of Technical Operations & Sourcing of TREX Company, LLC from October 2001 to March 2002. He served as Executive Vice President of Technical Operations of Trex Company from September 1998 to February 2001 and as Executive Vice President of Technical Operations of TREX Company, LLC from August 1996 to October 2001. Mr. Wittenberg also serves as a Director of Elite Textiles Ltd., a textile manufacturer. From May 1992 to August 1996, he was the Technical Manager of the Composite Products Division of Mobil Chemical. Mr. Wittenberg founded Rivenite Corporation in 1987 and was its Chief Executive Officer until April 1992, when Mobil Chemical acquired the assets of Rivenite Corporation. Before 1987, Mr. Wittenberg founded and operated three companies in the textile, food and animal feed supplements industries. Mr. Wittenberg received a B.S. degree in Chemistry from High Point College.

                     Directors Whose Terms Expire in 2004

                Name                          Age Director Since
                ----                          --- --------------

                William F. Andrews........... 70       1999

                Andrew U. Ferrari............ 55       1998

    William F. Andrews has served as Chairman of the Board of Directors of Corrections Corporation of America since August 2000 and as Chairman of the Board of Directors of Katy Industries, Inc. since October 2001. He was named Chairman of the Board of Directors of Allied Aerospace in January 2002. Mr. Andrews has been a Principal of Kohlberg & Company, a venture capital firm, since 1994. From 1995 to 2001, Mr. Andrews served as Chairman of the Board of Directors of Scovill Fasteners Inc., a designer, manufacturer and distributor of apparel fasteners. From 1998 to 2001, he served as Chairman of the Board of Directors of Northwestern Steel and Wire Company, a manufacturer of structural beams, rod and wire. From 1995 to 1998, he served as Chairman of Schrader-Bridgeport

International, Inc., a manufacturer of tire valves and pressure control devices. From 1981 to 1986, Mr. Andrews served as Chairman, President and Chief Executive Officer of Scovill Manufacturing Co., where he worked for over 28 years. From 1992 to 1994, Mr. Andrews served as Chairman and Chief Executive Officer of Amdura Corporation, a manufacturer of hardware and industrial equipment. From 1992 to 1994, he served as Chairman of Utica Corporation, a manufacturer of fan blades for aerospace and land-based gas turbine engines. From 1986 to 1989, Mr. Andrews served as Chairman, President and Chief Executive Officer of Singer Sewing Company. Mr. Andrews also serves as a director of Black Box Corporation and Navistar International Corporation. Mr. Andrews received a B.S. degree in Business Administration from the University of Maryland and an M.B.A. degree in Marketing from Seton Hall University.

    Andrew U. Ferrari has served as Executive Vice President of Marketing and Business Development of Trex Company and TREX Company, LLC since October 2001. He served as Executive Vice President of Sales and Marketing of Trex Company from September 1998 to October 2001 and as Executive Vice President of Sales and Marketing of TREX Company, LLC from August 1996 to October 2001. From April 1992 to August 1996, he was Director of Sales and Marketing of the Composite Products Division of Mobil Chemical. From February 1989 to April 1992, Mr. Ferrari served as New Business Manager for Mobil Chemical. From January 1984 to February 1989, he served as Marketing Director of the Consumer Products Division of Mobil Chemical. Mr. Ferrari received a B.A. degree in economics from Whitman College and an M.B.A. degree from Columbia University.

Board of Directors and Committees of the Board

    The board of directors held five meetings during Trex Company's 2001 fiscal year. During fiscal 2001, each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and of each committee of the board of directors on which such director served.

    The board of directors currently has a standing audit committee and a standing compensation and governance committee.

    The audit committee, which held five meetings during fiscal 2001, currently consists of Mr. Martin, who is the Chairman, Mr. Andrews and Ms. Robinson. Each member of the audit committee satisfies the independence standards of the New York Stock Exchange. The audit committee is responsible for recommending to the full board of directors the selection of Trex Company's independent auditors, reviewing the scope of the audit plan and the results of each audit with management and the independent auditors, reviewing the adequacy of Trex Company's system of internal accounting controls in consultation with the independent auditors, reviewing generally the activities and recommendations of the independent auditors, and exercising oversight with respect to Trex Company's code of conduct and other policies and procedures regarding adherence with legal requirements.

    The compensation and governance committee, which held one meeting during fiscal 2001, currently consists of Mr. Andrews, who is the Chairman, Mr. Martin and Ms. Robinson. This committee is responsible for establishing the compensation and benefits of Trex Company's executive officers, monitoring compensation arrangements for management employees for consistency with corporate objectives and stockholders' interests, and administering Trex Company's 1999 Stock Option and Incentive Plan, referred to in this proxy statement as the "Stock Incentive Plan." The committee is also responsible for making recommendations to the board of directors regarding corporate governance matters, including board size and membership qualifications, director candidates, board committees, corporate organization, selection and succession planning for officers and key executives, programs for training and development of executive-level employees, and stockholder proposals regarding these matters.

    The board of directors does not have a nominating committee. The full board of directors nominates candidates for membership on the board of directors. Trex Company's bylaws provide that any stockholder wishing to nominate persons for election as directors at an annual meeting must deliver to the Secretary of Trex Company at Trex Company's principal office in Winchester, Virginia, a written notice of the stockholder's intention to make such a nomination. The stockholder generally is required to furnish the notice no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year's annual meeting. The notice must include the following information: (1) such information regarding each proposed nominee as would be required to be disclosed under SEC rules and regulations in solicitations of proxies for the election of directors in an election contest or otherwise; (2) the written consent of each proposed nominee to serve as a director of Trex Company; and
(3) as to the stockholder giving the notice and the beneficial owner, if any, of common stock on whose behalf the nomination is made, (a) the name and address of record of such stockholder and the name and address of such beneficial owner, (b) the class and number of shares of Trex Company's capital stock that are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of Trex Company's capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such nomination and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of Trex Company's outstanding capital stock required to elect the nominee or (B) otherwise solicit proxies for stockholders in support of such nomination. Trex Company may require any proposed nominee to furnish such other information as Trex Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of Trex Company.

Director Compensation

    Fees. Under Trex Company's Amended and Restated 1999 Incentive Plan for Outside Directors, referred to in this proxy statement as the "Outside Director Plan," directors who are not employees of Trex Company receive an annual fee of $40,000 for their service on the board of directors and its committees. Before January 1, 2001, the annual fee was $25,000. Each non-employee director may elect to receive up to one-half of this annual fee in cash and up to all of the fee in the form of options to purchase common stock issued under the Stock Incentive Plan. The value of the options issued in payment of any portion of a non-employee director's annual fee is determined in accordance with the Black-Scholes valuation model. For fiscal 2001, Mr. Andrews, Mr. Martin and Ms. Robinson, Trex Company's three non-employee directors, received $20,000, $30,000, and $20,000, respectively, of their 2001 annual fee in the form of stock options. In fiscal 2001, Mr. Andrews received options for 1,188 shares of common stock, Mr. Martin received options for 1,971 shares of common stock, and Ms. Robinson received options for 1,277 shares of common stock in payment of the fee.

    The Outside Director Plan is administered by an administrative committee of the board of directors consisting of Trex Company's President and Trex Company's Chief Financial Officer.

    Stock Option Grants. Trex Company's current policy is to grant non-employee directors options to purchase 1,500 shares of common stock upon their initial appointment to the board of directors. The options are granted under the Stock Incentive Plan.

    The exercise price per share under each option granted to a non-employee director upon appointment or in payment of annual fees is the fair market value of the common stock on the option grant date. Each such option vests with respect to one-fourth of the shares subject to the option on each of the first, second, third and fourth anniversaries of the option grant date. No option is exercisable more than ten years from the option grant date. The options will terminate after the expiration of specified periods following the termination of the optionee's service as a non-employee director, whether by reason of death, disability, retirement or otherwise.

Executive Compensation

    The following table shows information about the compensation paid to Trex Company's Chief Executive Officer, who is the President, and to each of Trex Company's other executive officers for fiscal 2001. The officers listed in the table are referred to in this proxy statement as the "named executive officers."

                          Summary Compensation Table

                                            Annual
                                       Compensation(1)    Securities
                               Fiscal ------------------  Underlying       All Other
Name and Principal Position     Year  Salary($) Bonus($) Options(#)(2) Compensation($)(3)
------------------------------ ------ --------- -------- ------------- ------------------
Robert G. Matheny.............  2001   261,795       --      8,285            9,425
  President                     2000   290,055  166,600     15,650            9,425
                                1999   304,547  290,000         --           83,817

Anthony J. Cavanna ...........  2001   252,445       --      7,989            9,425
  Executive Vice President and  2000   279,696  137,700     15,095            9,425
  Chief Financial Officer       1999   292,472  235,000         --           83,714

Andrew U. Ferrari.............  2001   243,096       --      7,693            9,425
  Executive Vice President of   2000   261,580  132,600     14,535           17,182
  Marketing and Business        1999   280,398  230,000         --           83,317
  Development

Roger A. Wittenberg...........  2001   243,096       --      7,693            9,425
  Executive Vice President of   2000   266,317  132,600     14,535           12,445
  Material Sourcing and         1999   280,398  230,000         --           83,153
  International Operations

Harold F. Monahan.............  2001   206,865       --        846            8,412
  Senior Vice President and
  General Manager

--------
(1) In accordance with SEC rules, information about other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officers.

(2) The options were granted under the Stock Incentive Plan, which permits limited donative transfers of non-qualified options to members of the optionee's immediate family and related trusts and similar entities, to the extent permitted by the board of directors.

(3) The amounts shown in the "All Other Compensation" column consist of the following: (a) for Mr. Matheny, $2,625 in fiscal 2001, $2,625 in fiscal 2000 and $2,500 in fiscal 1999 in matching contributions to Trex Company's defined contribution employee profit sharing and 401(k) plan, referred to below as the "401(k) plan," $5,653 in fiscal 1999 in employer discretionary contributions to the 401(k) Plan, $6,800 in fiscal 2001, $6,800 in fiscal 2000 and $6,400 in fiscal 1999 in employer contributions to Trex Company's defined contribution employee money purchase pension plan, referred to below as the "Money Purchase Plan," and $69,264 in fiscal 1999 in reimbursement of self-employment taxes payable by Mr. Matheny; (b) for Mr. Cavanna, $2,625 in fiscal 2001, $2,625 in fiscal 2000 and $2,500 in fiscal 1999 in matching contributions to the 401(k) Plan, $5,653 in fiscal 1999 in employer discretionary contributions to the 401(k) Plan, $6,800 in fiscal 2001, $6,800 in fiscal 2000 and $6,400 in fiscal 1999 in employer contributions to the Money Purchase Plan, and $69,161 in fiscal 1999 in reimbursement of self-employment taxes payable by Mr. Cavanna; (c) for Mr. Ferrari, $2,625 in fiscal 2001, $2,625 in fiscal 2000 and $2,500 in fiscal 1999 in matching contributions to the 401(k) Plan, $7,757 in fiscal 2000 and $5,653 in fiscal 1999 in employer discretionary contributions to the 401(k) Plan, $6,800 in fiscal 2001, $6,800 in fiscal 2000 and $6,400 in fiscal 1999 in employer contributions to the Money Purchase Plan, and $68,764 in fiscal 1999 in reimbursement of self-employment taxes payable by Mr. Ferrari; (d) for Mr. Wittenberg, $2,625 in fiscal 2001, $2,625 in fiscal 2000 and $2,500 in fiscal 1999 in matching contributions to the 401(k) Plan, $3,020 in fiscal 2000 and $5,653 in fiscal 1999 in employer discretionary contributions to the 401(k) Plan, $6,800 in fiscal 2001, $6,800 in fiscal 2000 and $6,400 in fiscal 1999 in employer contributions to the Money Purchase Plan, and $68,600 in fiscal 1999 in reimbursement of self-employment taxes payable by Mr. Wittenberg; and (e) for Mr. Monahan, $1,612 in matching contributions to the 401(k) Plan and $6,800 in employer contributions to the Money Purchase Plan.

Stock Option Grants in Fiscal 2001

    The following table sets forth information concerning all stock options granted during fiscal 2001 to the named executive officers.

                                                                               Potential
                                                                            Realizable Value
                                                                               at Assumed
                                                                            Annual Rates of
                              Number of  Percentage of                        Stock Price
                                Shares   Total Options                      Appreciation for
                              Underlying  Granted to   Exercise              Option Term(3)
                               Options   Employees in    Price   Expiration ----------------
            Name              Granted(1)  Fiscal Year  ($/Share)  Date(2)    5%($)   10%($)
            ----              ---------- ------------- --------- ---------- -------  -------
Robert G. Matheny............   8,285        5.49        24.20    2/23/11   126,000  320,000

Anthony J. Cavanna...........   7,989        5.30        24.20    2/23/11   122,000  308,000

Andrew U. Ferrari............   7,693        5.10        24.20    2/23/11   117,000  297,000

Roger A. Wittenberg..........   7,693        5.10        24.20    2/23/11   117,000  297,000

Harold F. Monahan............     846        0.56        24.20    2/23/11    13,000   33,000

--------
(1) All options granted to the named executive officers were granted under the Stock Incentive Plan and are exercisable for shares of common stock. Each such option will vest with respect to one-fourth of the shares subject to the option on each of the first, second, third and fourth anniversaries of the date of grant. The Stock Incentive Plan permits limited donative transfers of non-qualified options to members of the optionee's immediate family and related trusts and similar entities, to the extent permitted by the board of directors.

(2) The term of each option may not exceed ten years.

(3) The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the option, assuming that the shares appreciate in value from the option grant date compounded annually until the end of the option term at the rate specified, 5% or 10%, and that the option is exercised and sold on the last day of the option term for the appreciated share price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the SEC and do not represent Trex Company's estimate or projection of future prices of the shares. There is no assurance provided to any named executive officer or any other holder of common stock that the actual stock price appreciation over the term of the applicable options will be at the assumed 5% and 10% levels or at any other defined level.

Stock Option Exercises in Fiscal 2001

    None of the named executive officers exercised stock options in fiscal 2001. The following table sets forth information concerning unexercised stock options held at the end of fiscal 2001 by the named executive officers.

                                                        Number of Securities
                                                       Underlying Unexercised   Value of Unexercised In-
                                Shares                    Options at Fiscal       the-Money Options at
                               Acquired                      Year-End(#)          Fiscal Year-End($)(1)
                                  on         Value    ------------------------- -------------------------
            Name              Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
            ----              ----------- ----------- ----------- ------------- ----------- -------------
Robert G. Matheny............     --          --         3,912       20,023         --           --

Anthony J. Cavanna...........     --          --         3,773       19,311         --           --

Andrew U. Ferrari............     --          --         3,633       18,595         --           --

Roger A. Wittenberg..........     --          --         3,633       18,595         --           --

Harold F. Monahan............     --          --         6,250       19,596         --           --

--------
(1) Represents the difference between the exercise price and the closing price of the common stock on the New York Stock Exchange on December 31, 2001, the last trading day in fiscal 2001.

              Report of the Compensation and Governance Committee

    The compensation and governance committee of the Trex Company, Inc. board of directors, which is composed exclusively of non-employee directors, offers this report regarding its executive compensation policy and compensation program in effect for fiscal 2001 for Trex Company's Chief Executive Officer, who is the President, and Trex Company's other executive officers. This report and the performance graph on page 14 are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of Trex Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

    Compensation Policy. The overall goal of the committee is to develop compensation policies and practices that support the attainment of Trex Company's strategic business objectives. The committee uses the services of independent executive compensation consultants in developing and evaluating compensation plans to achieve these objectives.

    The committee compares executive compensation levels for the chief executive officer and Trex Company's other executive officers to the compensation of executives employed by companies considered to be in Trex Company's peer group. The committee also compares Trex Company's short-term and long-term results to the performance of comparable companies.

    Trex Company's executive compensation program includes a base salary, annual cash bonuses and long-term incentive compensation in the form of stock option awards. Overall, these programs are intended to link executive compensation to Trex Company's performance. The committee believes that a substantial portion of cash compensation should be tied to performance-based objectives. To encourage equity ownership by Trex Company's executives and to link executive compensation with increases in stockholder value, the committee's policy is to provide that a significant portion of total executive compensation will be in the form of periodic stock option awards.

    Base Salary. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the executive, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at public companies in Trex Company's peer group. Base salaries for executive officers are reviewed annually by the committee based upon, among other things, individual performance and responsibilities.

    Annual Cash Bonuses. Trex Company pays annual cash bonuses to its executive officers based upon Trex Company's achievement of a net income objective. This objective is established at a level which is intended to assure that, if achieved, the level will represent a significant improvement in stockholder value. Executive officers have the opportunity to earn cash bonuses equal to a varying percentage of their base salary, depending upon the attainment of this objective. Applying the bonus formula specified for fiscal 2001, the committee did not approve an annual bonus for the chief executive officer or for the other executive officers.

    In determining the amount of stock option awards under the 1999 Stock Option and Incentive Plan, the committee considers each executive's current performance and anticipated future contributions to Trex Company's performance, as well as the amount and terms of the options previously granted to the executive by Trex Company. The committee in fiscal 2002 approved the grant of stock options under the 1999 Stock Option and Incentive Plan for a total of 15,000 shares of common stock to the executive officers in the aggregate, excluding the chief executive officer, who did not receive a stock option grant. The grant of stock options to the executive officers in fiscal 2002 was based on the committee's assessment of both the past contributions of the executive officers and their anticipated role in increasing stockholder value.

    All stock options granted to executive officers in fiscal 2002 were non-qualified stock options with an exercise price that was equal to the fair market value of Trex Company's common stock on the date of grant. The options increase in value only to the extent of appreciation in the common stock, thereby providing a clear link to enhancement of stockholder value. To emphasize the long-term incentive provided by these stock options, the options vest in equal increments over a four-year period.

    Potential Effect of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986 generally sets a limit of $1 million on the amount of compensation paid to executive employees (other than enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly traded company. The committee's policy is to seek to qualify executive compensation for deductibility to the extent that such a policy is consistent with Trex Company's overall objectives and executive compensation policy. Compensation attributable to stock options granted under the 1999 Stock Option and Incentive Plan currently is excluded from the $1 million limit as "qualified performance-based compensation" contained in applicable Treasury regulations. The committee believes that no compensation for fiscal 2001 is at risk of not being fully deductible.

                                          Respectfully submitted,

                                          THE COMPENSATION AND GOVERNANCE
                                            COMMITTEE

                                          William F. Andrews (Chairman)
                                          William H. Martin, III
                                          Patricia B. Robinson

Compensation and Governance Committee Interlocks and Insider Participation

    The compensation and governance committee of the board of directors during fiscal 2001 was composed of William F. Andrews, who is the Chairman, William H. Martin, III and Patricia B. Robinson. No member of the compensation and governance committee was an officer or employee of Trex Company or any subsidiary of Trex Company during fiscal 2001. There are no interlock relationships as defined in the applicable SEC rules.

Stockholder Return Performance Graph

    The following graph and table show the cumulative total stockholder return on Trex Company's common stock compared to the Russell 2000 Index and a self-constructed peer group index for the periods between April 8, 1999, the date the common stock began trading on the New York Stock Exchange, and December 31, 2001, the last trading day in fiscal 2001. The peer group index is composed of the following public companies: U.S. Plastic Lumber Corp. and Advanced Environmental Recycling Technologies, Inc., each of which markets non-wood decking alternative products; and Masco Corporation, Elcor Corporation, Restoration Hardware, Inc., American Woodmark Corporation and Ethan Allen Interiors Inc., each of which emphasizes product branding and engages in manufacturing and distribution of products to the building and consumer products industries. The graph assumes $100 was invested on April 8, 1999 in (1) Trex Company common stock, (2) the Russell 2000 Index and (3) the peer group index, and assumes reinvestment of dividends and market capitalization weighting as of April 8, 1999 and December 31, 1999, 2000 and 2001.

                     Comparison of Cumulative Total Return
          Among Trex Company, Inc., Russell 2000 Index and Peer Index

                                    [CHART]

                      4/8/1999     12/31/1999     12/31/2000    12/31/2001
                      --------     ----------     ----------    ----------
Trex Company Inc        100.00       267.50         251.88        189.90
Russell 2000 Index      100.00       128.26         124.63        127.72
Peer Index              100.00        97.88          94.56        100.09






                             INDEPENDENT AUDITORS

    Ernst & Young LLP has acted as Trex Company's independent auditors for Trex Company's 2001 fiscal year. Representatives of Ernst & Young are expected to be present at the annual meeting and will be afforded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

    The following sets forth the aggregate fees billed to Trex Company for the fiscal year ended December 31, 2001 by Ernst &Young:

                 Audit fees.......................... $123,000
                 Financial information systems design
                   and implementation fees...........        0
                 All other fees......................  184,000
                                                      --------
                                                      $307,000
                                                      ========

    The amounts shown above include out-of-pocket expenses incurred by Ernst & Young in connection with the provision of such services. The audit committee of the board of directors considered whether Ernst & Young's provision of non-audit services is compatible with maintaining Ernst & Young's independence.

                         Report of the Audit Committee

    The audit committee reviews Trex Company's financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in Trex Company's Annual Report on SEC Form 10-K for the year ended December 31, 2001 with Trex Company's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

    The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the committee has discussed with the independent auditors the auditor's independence from Trex Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

    In reliance on the review and discussions referred to above, the committee recommended to the board of directors, and the board of directors has approved, the inclusion of the audited financial statements in Trex Company's Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          THE AUDIT COMMITTEE

                                          William H. Martin, III (Chairman)
                                          William F. Andrews
                                          Patricia B. Robinson

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Trex Company's directors and executive officers and persons who own more than 10% of a registered class of Trex Company's equity securities to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Trex Company. The reporting persons are required by rules of the SEC to furnish Trex Company with copies of all Section 16(a) reports they file. Based solely upon a review of
Section 16(a) reports furnished to Trex Company for fiscal 2001 or written representations that no other reports were required, Trex Company believes that the foregoing reporting persons complied with all filing requirements for fiscal 2001.

             STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2003

    Under SEC rules, in order for stockholder proposals to be presented at Trex Company's annual meeting of stockholders in 2003, such proposals must be received by the Secretary of Trex Company at Trex Company's principal office in Winchester, Virginia, no later than December 5, 2002. The submission by a stockholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

    In addition, Trex Company's bylaws require that notice of proposals by stockholders to be brought before any annual meeting generally must be delivered to Trex Company no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year's annual meeting. The notice under the bylaws must include the following information: (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend Trex Company's bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (2) as to the stockholder giving the notice and the beneficial owner, if any, of common stock on whose behalf the proposal is made,
(a) the name and address of record of such stockholder and the name and address of such beneficial owner, (b) the class and number of shares of Trex Company's capital stock which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of Trex Company's capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such business and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of Trex Company's outstanding capital stock required to adopt the proposal or (B) otherwise solicit proxies from stockholders in support of such proposal.

                                 OTHER MATTERS

    The board of directors does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

                                          By Order of the Board of Directors,

                                          /s/ Lynn E. MacDonald

                                          Lynn E. MacDonald
                                          Secretary

Dated: April 5, 2002

                                                                 Please mark
                                                               your votes as [X]
                                                                indicated in
                                                                this example

1. Election of directors.

     FOR all           WITHHOLD        Nominees: 01 William H. Martin, III
 nominees listed       AUTHORITY                 and 02 Robert G. Matheny
    at right       for all nominees
       [ ]                [ ]          (INSTRUCTION: To withhold authority to
                                       vote for any individual nominee, write
                                       that nominees's name in the space
                                       provided below.)

                                       -----------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID
ENVELOPE.

By checking the box to the right, I consent to future access of the
Annual Report, Proxy Statements, prospectuses and other
communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for
any future stockholder meeting until such consent is revoked. I         [ ]
understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services, Ridgefield
Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.
Please disregard if you have previously provided your consent decision.

CHANGE OF ADDRESS AND OR COMMENTS MARK HERE                             [ ]


Signature                                    Change of Address and or
         ----------------------------        Comments Mark Here         [ ]

Signature
         ----------------------------

Date
    ------------------

The signature on this Proxy should correspond exactly with stockholder's name as printed above. In the case of joint tenants, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executors, Administrator, Trustee or Guardian should give their full title.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

      Internet and Telephone voting is available through 4PM Eastern Time
                             Tuesday, May 14, 2002.

Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.















-------------------------------        --------------------------------        -------------------------------
       Internet                                   Telephone                                 Mail
http://www.eproxy.com/twp                      1-800-435-6710
Use the Internet to vote your          Use any touch-tone telephone to               Mark, sign and date
proxy. Have your proxy card in         vote your proxy. Have your proxy                your proxy card
hand when you access the web     OR    card in hand when you call. You     OR                and
site. You will be prompted to          will be prompted to enter your                 return it in the
enter your control number,             control number, located in the              enclosed postage-paid
located in the box below,              box below, and then follow the                    envelope.
to create and submit an                directions given.
electronic ballot.
------------------------------         -------------------------------         -------------------------------

               If you vote your proxy by Internet or by Telephone,
                 you do NOT need to mail back your proxy card.

--------------------------------------------------------------------------------

                               TREX COMPANY, INC.
                                160 EXETER DRIVE
                         WINCHESTER, VIRGINIA 22603-8605

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                    DIRECTORS
                 OF TREX COMPANY, INC. FOR THE ANNUAL MEETING ON
                            MAY 15, 2002 AT 9:00 A.M.

                               TREX COMPANY, INC.

     The undersigned appoints Anthony J. Cavanna and Andrew U. Ferrari, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Trex Company, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 15, 2002, and at any adjournment or postponement thereof, as indicated on the reverse side. The undersigned further authorizes such proxies to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

           TREX COMPANY, INC., P.O. BOX 1628, NEW YORK, NY 10277-1628


                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE